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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Tyco International Ltd. ("Tyco") on Form S-4 (File No. 333-59091) of our report dated November 21, 1997, which is included in Tyco's Transition Report on Form 10-K for the period ended September 30, 1997, and our report dated November 21, 1997, except as to the information presented in Note 25(b) for which the date is April 21, 1998, which is included in Tyco's Current Report on Form 8-K dated April 23, 1998, on our audits of the Consolidated Financial Statements and the Consolidated Financial Statement Schedule of Tyco International Ltd. (formerly named ADT Limited) as of September 30, 1997 and December 31, 1996 and for the nine months ended September 30, 1997 and for each of the two years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers

Hamilton, Bermuda

August 26, 1998